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                                                                    EXHIBIT 21.1

Explanatory Note: Listed below are the direct and indirect subsidiaries of New SAC, which is an indirect parent of the issuer and which is expected to be the reporting company of the consolidated companies under the Securites Exchange Act of 1934, as amended.

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
                                                                                JURISDICTION OF
                                                                                 INCORPORATION
                      NEW SAC SUBSIDIARIES                                       OR FORMATION
I.   SEAGATE TECHNOLOGY HOLDINGS                                                Cayman Islands
     A.  Seagate Technology SAN Holdings                                        Cayman Islands
         1.   XIOtech Corporation                                               Minnesota
              a.  XIOtech (Canada) Ltd.                                         Canada
     B.  Seagate Technology HDD Holdings                                        Cayman Islands
         1.   Quinta Corporation                                                California
         2.   Seagate Technology (US) Holdings, Inc.                            Delaware
              a.  Seagate Technology LLC*                                       Delaware
                  i.  Seagate US LLC                                            Delaware
              b.  Seagate Technology, Inc. - Portugal (inactive)                Delaware
              c.  Seagate Foreign Sales Corporation                             Virgin Islands
              d.  Caltex Software, Inc. (inactive)                              Texas
              e.  Redwood Acquisition Corporation                               Delaware
              f.  Seagate Technology Australia Pty. Limited                     Australia
              g.  Seagate Technology S.A.                                       France
              h.  Seagate Technology GmbH                                       Germany
              i.  Seagate Technology AB                                         Sweden
              j.  Seagate Technology Taiwan Ltd.                                Taiwan
              k.  Seagate Technology (Hong Kong) Limited                        Hong Kong
              l.  AVP SpA (inactive)                                            Italy
              m.  Seagate Technology Srl (inactive)                             Italy
              n.  Seagate Technology Canada Ltd. (inactive)                     Canada
         3.   Seagate Technology International                                  Cayman Islands
              a.  Seagate Technology (Thailand) Limited                         Thailand
              b.  Seagate Technology China Holding Company                      Cayman Islands
                  i.  Seagate Technology International (Shenzen) Co., Ltd.      China
              c.  Seagate Technology Asia Holdings                              Cayman Islands
                  i.  Senai Seagate Industries (M) Sdn. Bhd.                    Malaysia
                  ii. P.T. Seagate Technology                                   Indonesia
              d.  Seagate Seagate Technology Media (Ireland)                    Cayman Islands
              e.  Seagate Technology (Denmark) ApS                              Denmark
                  i.  Seagate Technology Media Mexico S.A. de C.V.              Mexico
                  ii. Seagate Technology-Reynosa, S. de R.L. de C.V.            Mexico
                  iii.   Seagate Technology (Netherlands) BV                    Netherlands
                         aa.        Nippon Seagate Inc.                         Japan
              f.  Seagate Singapore Distribution Pte Ltd                        Singapore
              g.  Seagate Distribution (UK) Limited                             Scotland
              h.  Seagate Technology (Marlow) Limited                           England & Wales
              i.  Seagate Technology (Philippines)                              Cayman Islands
              j.  Seagate Technology (Ireland)                                  Cayman Islands
              k.  Perai Seagate Storage Products Sdn. Bhd.                      Malaysia
              l.  Penang Seagate Industries (M) Sdn. Bhd.                       Malaysia
              m.  Seagate Technology International (Wuxi) Co. Ltd.              China
              n.  Seagate Technology Barbados Limited (inactive)                Barbados
              o.  Seagate Technology International Holdings Limited (inactive)  Barbados
              p.  Seagate Technology Far East Holdings                          Cayman Islands
              q.  Seagate Microelectronics Limited (inactive)                   Scotland
              r.  Seagate Investments Srl (inactive)                            Barbados
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
                                                                                JURISDICTION OF
                                                                                 INCORPORATION
                             NEW SAC SUBSIDIARIES                                OR FORMATION
              s.  Seagate Peripherals Singapore Pte. Ltd. (inactive)            Singapore
              t.  Seagate Technology Limited (inactive)                         Scotland
              u.  Seagate Technology (Ireland Holdings) (inactive)              Cayman Islands
              v.  Seagate Technology (Clonmel) (inactive)                       Cayman Islands
              w.  Seagate Holdings Barbados Limited (inactive)                  Barbados
              x.  Seagate Technology (Malaysia) Holding Company                 Cayman Islands

II.  SEAGATE REMOVABLE STORAGE SOLUTIONS HOLDINGS                               Cayman Islands
     A.  Seagate Removable Storage Solutions International                      Cayman Islands
         1.    Seagate RSS (M) Sdn. Bhd.                                        Malaysia
     B.  Seagate Removable Storage Solutions (US) Holdings, Inc.                Delaware
         1.   Seagate Removable Storage Solutions LLC                           Delaware
              a.  Seagate RSS LLC                                               Delaware

III. SEAGATE SOFTWARE (CAYMAN) HOLDINGS                                         Cayman Islands
     A.  Seagate Software Information Management Group Holdings, Inc.           Delaware
         1.   Seagate Software Canada, Inc.                                     Canada
         2.   Nippon Seagate Software KK                                        Japan
         3.   Seagate Software Pte Ltd                                          Singapore
         4.   Seagate Software Information Management Group Limited             England & Wales
         5.   Seagate Software Pty Ltd                                          Australia
         6.   Crystal Decisions (France) SA                                     France
         7.   Seagate Software Information Management Group GmbH                Germany
         8.   Seagate Software (Hong Kong) Limited                              Hong Kong
         9.   Seagate Software Srl                                              Italy
         10.  Seagate Software Information Management Group AB                  Sweden
         11.  Seagate Software GmbH                                             Switzerland
         12.  Seagate Software Information Management Group BV                  Netherlands

IV.  SEAGATE TECHNOLOGY INVESTMENT HOLDINGS LLC
     Holds investments in several companies, including
     A.  Iolon, Inc.
     B.  CacheVision, Inc.
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